As filed with the Securities and Exchange Commission on January 30, 2009

Registration No. 333-149380

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UST INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1193986 (I.R.S. Employer Identification No.)

6 High Ridge Park, Building A

Stamford, Connecticut 06905

(203) 817-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary B. Glass

UST Inc.

6 High Ridge Park, Building A

Stamford, Connecticut 06905

(203) 817-3000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jerry Whitson, Esq.

Hunton & Williams LLP

200 Park Avenue

53rd Floor

New York, New York 10166

(212) 309-1060

(Approximate date of commencement of proposed sale to the public: Not Applicable.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑            Accelerated filer ☐            Non-accelerated filer ☐            Smaller reporting company ☐

                                    (Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3, Registration No. 333-149380 (the “Registration Statement”), filed by UST Inc., a Delaware corporation (the “Registrant”), for the registration of an indeterminate amount of debt securities (the “Debt Securities”).

On January 6, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 7, 2008, as amended October 2, 2008 (the “Merger Agreement”), by and among the Registrant, Altria Group, Inc. (“Altria”) and Armchair Merger Sub, Inc., an indirect wholly-owned subsidiary of Altria (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as an indirect wholly-owned subsidiary of Altria. As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, all of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Debt Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 30th day of January, 2009.

UST INC.

By:	/s/ MURRAY S. KESSLER
Name:	Murray S. Kessler
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MURRAY S. KESSLER Murray S. Kessler	President and Chief Executive Officer (Principal Executive Officer)	January 30, 2009

/S/ RAYMOND P. SILCOCK Raymond P. Silcock	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 30, 2009

/S/ JAMES D. PATRACUOLLA James D. Patracuolla	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 30, 2009

/S/ HOWARD A. WILLARD III Howard A. Willard III	Director	January 30, 2009

/S/ W. HILDEBRANDT SURGNER, JR. W. Hildebrandt Surgner, Jr.	Director	January 30, 2009

/S/ DANIEL J. BRYANT Daniel J. Bryant	Director	January 30, 2009